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                                                                    EXHIBIT 23.3


[Duff & Phelps, LLC Logo]


                                                                January 15, 1999

Board of Directors of
Dakota Telecommunications Group, Inc.
29705 453/rd/ Avenue
Irene, South Dakota 57037-0066


Dear Sirs:

  We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-68891) with respect to the proposed acquisition of Dakota Telecommunications Group, Inc. ("DTG") by McLeodUSA Incorporated of our opinion appearing as Appendix B to the Prospectus/Proxy Statement which is a part of such Registration Statement, and to the references to our firm name in the Registration Statement on Form S-4 under the captions "SUMMARY -- Reasons for the Merger -- Opinion of DTG's Financial Advisor" and "THE MERGER -- Recommendation of the DTG Board and Reasons for the Merger" and "Opinion of DTG's Financial Advisor."


Very truly yours,

Duff &Phelps, LLC

By /s/ James Heczko

Name: James Heczko
Title: Managing Director